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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements No. 333-165714, No. 333-168970, and No. 333-172100 on Form S-8, No. 333-175095 and No. 333-179043 on Form S-3 and in the Post-Effective Amendment to Registration Statements No. 333-170433 and No. 333-170099 on Form S-1, of our reports dated March 14, 2012 relating to the financial statements of Anthera Pharmaceuticals, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company's development stage status), and the effectiveness of Anthera Pharmaceuticals, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Anthera Pharmaceuticals, Inc. for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

San Francisco, California

March 14, 2012

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM